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Exhibit 10.64

FEBRUARY 2007

PERFORMANCE STOCK AWARD
TERMS AND CONDITIONS

You have been granted a performance stock award under the Fortune Brands, Inc. 2003 Long-Term Incentive Plan (the "Plan").

The date of the grant, the minimum performance award, the target performance award and the maximum performance award are listed at the top of your Notice of Performance Stock Award. The average per share targets and the minimum and maximum ending annual return on invested capital and earnings per share targets for the performance period are set forth in the Matrix attached to your Notice of Performance Stock Award.

        1. Number of Shares Payable Pursuant to Award. Subject to the provisions of paragraphs 5 through 13 below, the number of shares of Common Stock of Fortune Brands, Inc. ("Fortune") payable to you pursuant to your award shall be determined as follows:

          (a) If the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share (as determined pursuant to paragraph 2) of Fortune and its consolidated subsidiaries (the "Company") for the performance period equals the minimum goal for that performance period as set forth in the attached Matrix, the number of shares payable to you will be your minimum performance award set forth on the Notice of Performance Stock Award.

          (b) If the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share (as determined pursuant to paragraph 2) of the Company for the performance period equals or exceeds the maximum goal for that performance period as set forth in the attached Matrix, the number of shares payable to you will be your maximum performance award set forth on the Notice of Performance Stock Award.

          (c) If the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share (as determined pursuant to paragraph 2) of the Company for the performance period exceeds the minimum goal for the performance period, but is less than the maximum goal for the performance period, the number of shares payable to you will be interpolated between the goals set forth in the attached Matrix within the range in which the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share fall.

          (d) No shares shall be payable for any performance period if the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share (as determined pursuant to paragraph 2) for the performance period is less than the minimum goal for that performance period.

        Subject to the provisions of paragraphs 5 through 13, the shares of Common Stock of Fortune payable to you pursuant to this performance award with respect to any performance period shall be paid by Fortune as soon as practicable after the end of that performance period and after the committee of the Board of Directors of Fortune administering the Plan (which is currently the Compensation and Stock Option Committee, or "Committee") certifies attainment of the performance goals.

        2. Determination of Ending Annual Return on Invested Capital and Cumulative Earnings Per Share. "Ending Annual Return on Invested Capital" for any performance period means adjusted net income in the last year of the performance period divided by average invested capital for the same period. "Cumulative Earnings Per Share" means the cumulative diluted earnings per share of Fortune during the performance period, adjusted to eliminate restructuring and other nonrecurring charges and credits (including all related costs and expenses).

        3. Dividend Equivalents. Subject to the provisions of paragraphs 5, 6, 7, 9, 11, 12 and 13, with respect to the performance period you shall be paid, on the date of payment of any shares with respect to the performance period pursuant to paragraph 1, a cash Dividend Equivalent that is equal to the amount of the cash dividends that would have been declared on that number of shares actually paid to you if such shares had been issued and outstanding on any record date for the payment of any cash dividends on Common Stock of Fortune during the performance period and prior to the date of payment of such shares. Such Dividend Equivalent shall be paid, subject to paragraph 16, on the date of payment of such shares pursuant to paragraph 1. Payment of any Dividend Equivalent shall be made by delivery to you of a check of Fortune in the amount of such Dividend Equivalent or in such other manner as is determined by the Committee.

        4. Transferability of Award. This performance award shall not be transferable by you otherwise than by will or by the laws of descent and distribution.

        5. Termination of Employment for Death, Disability, Retirement or Elimination of Position. If your employment by the Company terminates during any performance period by reason of your death, disability, retirement under a retirement plan of the Company or the elimination of your position, you will be entitled to receive as soon as practicable after the end of that performance period and after the Committee certifies that performance goals have been attained for that performance period, a payment of the number of shares of Common Stock, if any, that would otherwise be payable pursuant to paragraph 1. Also in the event of such a termination of employment, you will be paid, on the date of payment of any shares paid pursuant to the preceding sentence, Dividend Equivalents pursuant to paragraph 3, and you will not be entitled to be credited with or to receive any other Dividend Equivalents.

        6. Termination of Employment for Other Reasons. Except as otherwise provided in paragraphs 9 through 13 below, if your employment by the Company terminates during a performance period other than by reason of your death, disability, retirement under a retirement plan of the Company or the elimination of your position, you will not be entitled to any payment of shares pursuant to paragraph 1 with respect to that performance period and will not be entitled to receive payment pursuant to paragraph 3 of any Dividend Equivalent.

        7. Forfeiture of Award for Detrimental Activity. If you engage in detrimental activity at any time (whether before or after termination of your employment), you will not be entitled to any payment of shares or Dividend Equivalents hereunder and you will forfeit all rights with respect to these payments. For purposes of this paragraph 7, "detrimental activity" means willful, reckless or grossly negligent activity that is determined by the Committee to be detrimental to or destructive of the business or property of the Company. Any such determination of the Committee shall be final and binding for all purposes. Notwithstanding the foregoing, no payment under the Plan shall be forfeited or become not payable by virtue of this paragraph 7 on or after the date of a Change in Control (as defined in the Plan).

        8. Stock Exchange Listing; Fractional Shares. Fortune shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which are listed outstanding shares of the same class as that of the shares subject to the award and until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune agrees to use its best efforts to effect such listing and compliance. No fractional shares (or any cash payment in lieu thereof) will be delivered and the number of shares to be delivered will be rounded up or down to the nearest whole share.

        9. Transfer of Employment; Leave of Absence. For the purposes of this Agreement, (a) a transfer of your employment from Fortune to a subsidiary or vice versa, or from one subsidiary to another, without an intervening period, shall not be deemed a termination of employment, and (b) if you are granted in writing a leave of absence, you shall be deemed to have remained in the employ of Fortune or a subsidiary during such leave of absence.

        10. Investment Representations. Prior to each issuance of shares of Common Stock payable hereunder, you shall make such representations as may be required that such shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and shall, if required by the Committee, give a written undertaking to Fortune in form and substance satisfactory to the Committee that you will not publicly offer or sell or otherwise distribute such shares other than (a) in the manner and to the extent permitted by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, (b) pursuant to any other exemption from the registration provisions of the Securities Act or (c) pursuant to an effective registration statement under the Securities Act.

        11. Adjustments. (a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, changes in accounting, tax or legal rules, or any other similar corporate event, the number and kind of shares that are covered by your award (including, in the case of any such event other than an extraordinary cash dividend, the number of shares in respect of which Dividend Equivalents may be credited and paid pursuant to paragraph 3) immediately prior to such event may be proportionately and appropriately adjusted.

          (b) Adjustments (which may be increases or decreases) may be made by the Committee in the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share targets to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, including, without limitation, acquisitions or divestitures by or other material changes in the Company, provided that no adjustment shall be made which would result in an increase in your compensation if your compensation is subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code, as amended, or any successor provision, for the year with respect to which the adjustment occurs. The Committee also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control (as defined the Plan).

          (c) The determination of the Committee as to the terms of any adjustment made pursuant to this paragraph 11 shall be binding and conclusive upon you and any other person or persons who are at any time entitled to receipt of any payment pursuant to the award.

        12. Change in Control of Fortune. (a) Notwithstanding any other provision hereof, in the event that your employment is terminated on or after a Change in Control (as defined in the Plan) (i) by the Company other than for just cause (as defined in paragraph 12(b)) or (ii) by you because you in good faith believe that as a result of the Change in Control you are unable effectively to discharge your duties or the duties of the position you occupied immediately prior to the Change in Control or because of a diminution in your aggregate annual compensation or in your aggregate benefits below that in effect immediately prior to the Change in Control, your award shall become nonforfeitable and shall be paid out on the date your employment is so terminated (x) as if each performance period hereunder had been completed or satisfied and as if the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share for the Company for each performance period were sufficient to enable a payment to you pursuant to paragraph 1(c) of the number of shares that is equal to the mean of the minimum and maximum performance award set forth herein with respect to that performance period, but (y) pro-rated for the portion of the performance period that elapsed prior to the termination of employment. Also in the event of such a termination of your employment, you will be entitled to receive payment pursuant to paragraph 3 of any Dividend Equivalent that would have been declared, in respect of the shares you receive, during the performance period and prior to the date of payment of such shares, but will not be entitled to be credited with or to receive any other Dividend Equivalents.

          (b) For purposes of paragraph 12(a), termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on your part which results in a final conviction of a felony.

        13. Divestiture; Termination of Plan. (a) In the event that your principal employer is a subsidiary of Fortune that ceases to be such, then your employment shall be deemed to be terminated for all purposes hereof as of the date on which your principal employer ceases to be a subsidiary of Fortune (called the Divestiture Date) and your award shall become nonforfeitable and shall be paid out on the Divestiture Date (x) as if the performance period hereunder had been completed or satisfied and as if the Ending Annual Return on Invested Capital and Cumulative Earnings Per Share for the Company for that performance period were sufficient to enable a payment to you pursuant to paragraph 1(c) of the number of shares that is equal to the mean of the minimum and maximum performance award set forth herein with respect to the performance period, but (y) pro-rated for the portion of the performance period that elapsed prior to the Divestiture Date, all as determined by the Committee. Also in the event of such a deemed termination of employment, you will be entitled to receive payment pursuant to paragraph 3 of any Dividend Equivalent that would have been declared, in respect of the shares you receive, during the performance period and prior to the Divestiture Date, but will not be entitled to be credited with or to receive any other Dividend Equivalents.

          (b) In the event of a termination of the Plan, then your employment shall be deemed to be terminated for all purposes under the Plan as of the date of termination of the Plan and the provisions of paragraph 13(a) will apply to your award with the same effect as if the date of termination of the Plan were a Divestiture Date.

        14. Accountants' Letter. As soon as practicable after the end of each performance period, a letter shall be obtained from the independent certified public accountants who have performed procedures to assist in evaluating compliance with the calculation of the Ending Annual Return on Invested Capital and Cumulative Earning Per Share of the Company for the performance period.

        15. Stockholder Rights. Neither you nor any other person shall have any rights of a stockholder as to shares until such shares shall have been recorded on Fortune's official stockholder records as having been issued or transferred.

        16. Tax Withholding. Upon any payment to you of shares of Common Stock hereunder or upon any payment to you of any Dividend Equivalents hereunder, Federal income and other tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income realized by you. The Company may withhold such required amounts from your future paychecks or from, if applicable, such Dividend Equivalents or may require that you deliver to the Company the amounts to be withheld. In addition, upon any payment to you of shares hereunder, you may pay any Federal income and other tax withholding (and any state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise deliverable to you, or to deliver other shares of Common Stock owned by you, in either case having a fair market value (on the date that the amount of tax you have elected to have withheld is to be determined) of the amount to be withheld, provided that the election shall be irrevocable and shall be subject to such rules as the Committee may adopt.

        17. Governing Law. This agreement and the award provided for hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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PERFORMANCE STOCK AWARD TERMS AND CONDITIONS